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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                        OF ARTICLES OF INCORPORATION OF
                            NANOMETRICS INCORPORATED


     Vincent J. Coates and Gary O. Rhea certify that:

     1. They are the President and Secretary, respectively, of Nanometrics Incorporated, a California corporation.

     2. Section (3)(iv) of the Certificate of Determination of Preferences of Series B Common Stock of this corporation, filed on January 31, 1983, is hereby amended in its entirety to read as follows:

     (iv) immediately prior to the closing of an underwritten public offering of the corporation's Common Stock which the price per share to the public is at least $46.75, as adjusted for splits and recombination of the Common Stock after January 31, 1983 and rounded to the nearest multiple of $.125 (being the lowest price differential at which common shares are normally offered in initial public offerings), and the net proceeds to the corporation are at least $5,000,000.

     3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

     4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the foregoing Amendment is 6,414,532. No vote of the outstanding Junior Common Stock was required. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment on November 28, 1984.
                                    /s/ Vincent J. Coates
                                    ---------------------------------
                                    Vincent J. Coates, President

                                    /s/ Gary O. Rhea
                                    ---------------------------------
                                    Gary O. Rhea, Secretary


     The undersigned each declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true of his own knowledge.
     Executed at Sunnyvale, California on November 28, 1984.

                                    /s/ Vincent J. Coates
                                    ---------------------------------
                                    Vincent J. Coates

                                    /s/ Gary O. Rhea
                                    ---------------------------------
                                    Gary O. Rhea


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